(MKS LOGO)

EXHIBIT 99.1

MKS Instruments Reports First Quarter 2017 Financial Results

Achieved new quarterly records for total semiconductor revenue and Non-GAAP net earnings

Total quarterly revenue up 33% compared to Q1 2016 on a pro-forma basis

Completed an additional $50 million voluntary debt pre-payment on term loan

Andover, Mass., April 26, 2017 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported first quarter 2017 financial results.

Quarterly Financial Results
(in millions, except per share data)
	Q1 2017	Q4 2016
GAAP Results
Net revenues	$437	$405
Gross margin	47.0%	45.3%
Operating margin	19.1%	15.4%
Net income	$65.1	$45.5
Diluted EPS	$1.18	$0.83
Non-GAAP Results
Gross margin	47.0%	45.3%
Operating margin	22.5%	20.6%
Net earnings	$70.0	$57.2
Diluted EPS	$1.27	$1.05

First Quarter 2017 Financial Results

Revenue was $437 million, an increase of 8% from $405 million in the fourth quarter of 2016 and an increase of 33% from $330 million in the first quarter of 2016 on a pro-forma basis.

Net income was $65.1 million, or $1.18 per diluted share, compared to net income of $45.5 million, or $0.83 per diluted share in the fourth quarter of 2016, and $17.6 million, or $0.33 per diluted share in the first quarter of 2016.

Non-GAAP net earnings, which exclude special charges and credits, were $70.0 million, or $1.27 per diluted share, compared to $57.2 million, or $1.05 per diluted share in the fourth quarter of 2016, and $20.1 million, or $0.38 per diluted share in the first quarter of 2016.

“We are very pleased with our strong start to 2017. We set a new record for quarterly revenue, continued to enhance our organizational strengths, and collaborated more closely and effectively with our customers,” said Gerald Colella, Chief Executive Officer and President. Mr. Colella added, “Our strategic objective to drive sustainable and profitable growth has allowed MKS to not only leverage technology inflection points within the semiconductor market, but also to further drive growth in a number of adjacent markets. In the first quarter, semiconductor revenue and sales to other advanced markets, on a pro-forma basis, increased 54% and 10% respectively from a year ago.”

“We also continue to execute on our strategy to delever our balance sheet and reduce our interest cost. During the quarter, we completed a $50 million voluntary pre-payment on our term loan facility bringing our cumulative pre-payments to date to $200 million. Since origination on April 29, 2016, we have reduced our non-GAAP interest expense by $15 million or approximately 40% on an annualized basis,” said Seth Bagshaw, Vice President and Chief Financial Officer.

Additional Financial Information

The Company had $416 million in cash and short-term investments as of March 31, 2017 and $575 million outstanding under its term loan. During the first quarter of 2017, MKS paid a dividend of $9.4 million or $0.175 per diluted share, a 3% increase from the fourth quarter of 2016.

In April, the Company completed the sale of its Data Analytics Solutions Business Unit and expects to recognize a net after tax gain of approximately $72 million in the second quarter.

Second Quarter 2017 Outlook

Based on current business levels, the Company expects that revenue in the second quarter of 2017 may range from $440 to $480 million.

At these volumes, and including the gain on the sale of the Data Analytics Solutions Business Unit, GAAP net income could range from $2.12 to $2.37 per diluted share and non-GAAP net earnings could range from $1.26 to $1.50 per diluted share.

Primarily as a result of the sale of the Data Analytics Solutions Business Unit, GAAP net income in the second quarter is expected to be significantly higher than non-GAAP net earnings.

Conference Call Details

A conference call with management will be held tomorrow, Thursday, April 27, 2017 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 93351357, which has been reserved for this call. A live and archived webcast of the call will be available on the Company’s website at www.mksinst.com.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor, and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, RF & DC power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration isolation, and optics. Our primary served markets include semiconductor capital equipment, general industrial, life sciences, and research. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, an asset impairment, costs associated with completed and announced acquisitions, acquisition integration costs, restructuring charges, certain excess and obsolete inventory charges, fees and expenses related to re-pricing of term loan, amortization of debt issuance costs, net proceeds from an insurance policy, costs associated with the sale of a business, the tax effect of a legal entity restructuring, other discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with generally accepted accounting principles in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Pro-forma revenue amounts assume the acquisition of Newport Corporation had occurred as of the beginning of 2016.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future financial performance of MKS, our future business prospects, our future growth, and our expected synergies and cost savings from our recent acquisition of Newport Corporation. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which we operate, including the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to our major customers, our ability to successfully integrate Newport’s operations and employees, unexpected costs, charges or expenses resulting from the Newport acquisition, the terms of the term loan financing, MKS’ ability to realize anticipated synergies and cost savings from the Newport acquisition, our ability to successfully grow our business, potential adverse reactions or changes to business relationships resulting from the Newport acquisition, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of any other acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report for the year ended December 31, 2016 on Form 10-K filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contacts:
Monica Gould
The Blueshirt Group
Telephone: 212.871.3927
Email: monica@blueshirtgroup.com

Lindsay Grant Savarese
The Blueshirt Group
Telephone: 212.331.8417
Email: lindsay@blueshirtgroup.com

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016	December 31, 2016
Net revenues:
Products	$392,922	$153,621	$359,765
Services	44,231	30,060	45,375

Total net revenues	437,153	183,681	405,140
Cost of revenues:
Products	205,060	85,352	194,716
Services	26,546	20,416	27,016

Total cost of revenues	231,606	105,768	221,732
Gross profit	205,547	77,913	183,408
Research and development	33,282	17,227	32,870
Selling, general and administrative	74,220	33,950	67,626
Acquisition and integration costs	1,442	2,494	2,089
Restructuring	522	—	618
Asset impairment	—	—	5,000
Amortization of intangible assets	12,501	1,683	12,691

Income from operations	83,580	22,559	62,514
Interest income	516	924	702
Interest expense	8,832	44	10,085
Other income (expense), net	2,021	366	(3,575)

Income from operations before income taxes	77,285	23,805	49,556
Provision for income taxes	12,225	6,242	4,069

Net income	$65,060	$17,563	$45,487

Net income per share:
Basic	$1.21	$0.33	$0.85
Diluted	$1.18	$0.33	$0.83
Cash dividends per common share	$0.175	$0.17	$0.17
Weighted average shares outstanding:
Basic	53,769	53,235	53,617
Diluted	54,958	53,563	54,518
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$65,060	$17,563	$45,487
Adjustments:
Acquisition and integration costs (Note 1)	1,442	2,494	2,089
Expenses related to sale of business (Note 2)	423	—	—
Fees and expenses relating to repricing of term loan (Note 3)	—	—	526
Amortization of debt issuance costs (Note 4)	2,414	—	2,430
Restructuring (Note 5)	522	—	618
Tax benefit from legal entity restructuring (Note 6)	—	—	(6,570)
Asset impairment (Note 7)	—	—	5,000
Withholding tax on dividends (Note 8)	—	—	1,362
Windfall tax benefit on stock based compensation (Note 9)	(6,650)	—	—
Amortization of intangible assets	12,501	1,683	12,691
Pro-forma tax adjustments	(5,718)	(1,593)	(6,437)

Non-GAAP net earnings (Note 10)	$69,994	$20,147	$57,196

Non-GAAP net earnings per share (Note 10)	$1.27	$0.38	$1.05

Weighted average shares outstanding	54,958	53,563	54,518
Income from operations	$83,580	$22,559	$62,514
Adjustments:
Acquisition and integration costs (Note 1)	1,442	2,494	2,089
Expenses related to sale of business (Note 2)	423	—	—
Fees and expenses relating to repricing of term loan (Note 3)	—	—	526
Restructuring (Note 5)	522	—	618
Asset impairment (Note 7)	—	—	5,000
Amortization of intangible assets	12,501	1,683	12,691

Non-GAAP income from operations (Note 11)	$98,468	$26,736	$83,438

Non-GAAP operating margin percentage (Note 11)	22.5%	14.6%	20.6%

Interest expense	$8,832	$44	$10,085
Amortization of debt issuance costs (Note 4)	2,414	—	2,430

Non-GAAP interest expense	$6,418	$44	$7,655

Net income	$65,060	$17,563	$45,487
Interest expense (income), net	8,316	(880)	9,383
Provision for income taxes	12,225	6,242	4,069
Depreciation	9,332	3,595	9,478
Amortization	12,501	1,683	12,691

EBITDA (Note 12)	$107,434	$28,203	$81,108

Stock based compensation	8,782	4,152	5,402
Acquisition and integration costs (Note 1)	1,442	2,494	2,089
Expenses related to sale of business (Note 2)	423	—	—
Fees and expenses relating to repricing of term loan (Note 3)	—	—	526
Restructuring (Note 5)	522	—	618
Asset impairment (Note 7)	—	—	5,000
Other adjustments	747	—	817

Adjusted EBITDA (Note 13)	$119,350	$34,849	$95,560

Note 1: We recorded $1.4 million, $2.1 million and $2.5 million of acquisition and integration costs during the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively, related to the Newport Corporation acquisition, which closed during the second quarter of 2016.

Note 2: We recorded $0.4 million of legal and consulting expenses during the three months ended March 31, 2017 related to the sale of a business, which was completed in April of 2017.

Note 3: We recorded $0.5 million of fees and expenses during the three months ended December 31, 2016 related to the second repricing of our Term Loan Credit Agreement.

Note 4: We recorded $2.4 million of additional interest expense during the three months ended March 31, 2017 and December 31, 2016, related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 5: We recorded $0.5 million and $0.6 million of restructuring costs during the three months ended March 31, 2017 and December 31, 2016, respectively, related to the restructuring of one of our international facilities and the consolidation of sales offices.

Note 6: We recorded a tax benefit of $6.6 million during the three months ended December 31, 2016 related to a legal entity restructuring.

Note 7: We recorded a $5.0 million impairment charge related to a minority interest investment in a privately held company during the three months ended December 31, 2016.

Note 8: We recorded $1.4 million for withholding tax on intercompany dividends during the three months ended December, 31, 2016.

Note 9: We recorded a $6.6 million windfall tax benefit on the vesting of stock based compensation during the three months ended March 31, 2017, relating to the implementation of a new accounting standard issued by the Financial Statement Accounting Standards Board (Accounting Standards Update 2016-09).

Note 10: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition and integration costs, expenses related to the sale of a business, fees and expenses related to the repricing of a term loan credit agreement, amortization of debt issuance costs, restructuring costs, the tax effect of a legal entity restructuring, an asset impairment charge, a withholding tax on dividends, a windfall tax benefit related to stock compensation expense, amortization of intangible assets and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 11: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, expenses related to the sale of a business, fees and expenses related to the repricing of a term loan credit agreement, restructuring costs, an asset impairment charge and amortization of intangible assets.

Note 12: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 13: Adjusted EBITDA excludes stock based compensation, acquisition and integration costs, expenses related to the sale of a business, fees and expenses related to the repricing of a term loan credit agreement, restructuring costs, an asset impairment charge and other adjustments as defined in our Term Loan Credit Agreement.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended March 31, 2017			Three Months Ended December 31, 2016
		Provision	Effective		Provision
	Income Before	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$77,285	$12,225	15.8%	$49,556	$4,069	8.2%
Adjustments:
Acquisition and integration costs (Note 1)	1,442	—		2,089	—
Expenses related to sale of business (Note 2)	423	—		—	—
Fees and expenses relating to repricing of	—	—		526	—
term loan (Note 3)
Amortization of debt issuance costs (Note 4)	2,414	—		2,430	—
Restructuring (Note 5)	522	—		618	—
Tax benefit from legal entity restructuring	—	—		—	6,570
(Note 6)
Asset impairment (Note 7)	—	—		5,000	—
Withholding tax on dividends (Note 8)	—	—		—	(1,362)
Windfall tax benefit on stock based	—	6,650		—	—
compensation (Note 9)
Amortization of intangible assets	12,501	—		12,691	—
Tax effect of pro-forma adjustments	—	5,443		—	6,437
Adjustment to pro-forma tax rate	—	275		—	—

Non-GAAP	$94,587	$24,593	26.0%	$72,910	$15,714	21.6%

	Three Months Ended March 31, 2016
		Provision
	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$23,805	$6,242	26.2%
Adjustments:
Acquisition and integration costs (Note 1)	2,494	—
Amortization of intangible assets	1,683	—
Tax effect of pro-forma adjustments	—	1,503
Adjustment to pro-forma tax rate	—	90

Non-GAAP	$27,982	$7,835	28.0%

Note 1: We recorded $1.4 million, $2.1 million and $2.5 million of acquisition and integration costs during the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively, related to the Newport Corporation acquisition which closed during the second quarter of 2016.

Note 2: We recorded $0.4 million of legal and consulting expenses during the three months ended March 31, 2017 related to the sale of a business, which was completed in April of 2017.

Note 3: We recorded $0.5 million of fees and expenses during the three months ended December 31, 2016 related to the second repricing of our Term Loan Credit Agreement.

Note 4: We recorded $2.4 million of additional interest expense during the three months ended March 31, 2017 and December 31, 2016, related to the amortization of debt issuance costs affiliated with our Term Loan Credit Agreement and ABL Facility.

Note 5: We recorded $0.5 million and $0.6 million of restructuring costs during the three months ended March 31, 2017 and December 31, 2016, respectively, related to the restructuring of one of our international facilities and the consolidation of sales offices.

Note 6: We recorded a tax benefit of $6.6 million during the three months ended December 31, 2016 related to a legal entity restructuring.

Note 7: We recorded a $5.0 million impairment charge related to a minority interest investment in a privately held company during the three months ended December 31, 2016.

Note 8: We recorded $1.4 million for withholding tax on intercompany dividends during the three months ended December, 31, 2016.

Note 9: We recorded a $6.6 million windfall tax benefit on the vesting of stock based compensation during the three months ended March 31, 2017, relating to the implementation of a new accounting standard issued by the Financial Statement Accounting Standards Board (Accounting Standards Update 2016-09).

MKS Instruments, Inc.
Reconciliation of Q2-17 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended June 30, 2017
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$117,300	$2.12	$131,200	$2.37
Amortization	11,400	0.21	11,400	0.21
Debt issuance costs	1,000	0.02	1,000	0.02
Gain on sale of business	(75,000)	(1.36)	(75,000)	(1.36)
Integration costs	2,300	0.04	2,300	0.04
Tax effect of adjustments (Note 1)	12,600	0.23	12,200	0.22

Non-GAAP net earnings	$69,600	$1.26	$83,100	$1.50

Q2 - 17 forecasted shares		55,300		55,300

Note 1: The Non-GAAP adjustments are tax effected at the applicable statutory rates and the difference between the GAAP and Non-GAAP tax rates.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$255,912	$228,623
Restricted cash	5,274	5,287
Short-term investments	155,299	189,463
Trade accounts receivable, net	267,249	248,757
Inventories	285,518	275,869
Other current assets	52,266	50,770

Total current assets	1,021,518	998,769
Property, plant and equipment, net	169,833	174,559
Goodwill	590,502	588,585
Intangible assets, net	396,409	408,004
Long-term investments	9,933	9,858
Other assets	32,352	32,467

Total assets	$2,220,547	$2,212,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$10,623	$10,993
Accounts payable	70,493	69,337
Accrued compensation	50,034	67,728
Income taxes payable	27,469	22,794
Other current liabilities	71,777	66,448

Total current liabilities	230,396	237,300
Long-term debt, net	552,232	601,229
Non-current deferred taxes	64,221	66,446
Non-current accrued compensation	46,201	44,714
Other liabilities	22,092	20,761

Total liabilities	915,142	970,450

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	783,371	777,482
Retained earnings	550,385	494,744
Accumulated other comprehensive loss	(28,464)	(30,547)

Total stockholders’ equity	1,305,405	1,241,792

Total liabilities and stockholders’ equity	$2,220,547	$2,212,242